Exhibit 99.1

NEWS RELEASE

Date:	August 26, 2010
FOR IMMEDIATE RELEASE

Contact:	Dave Mossberg
Three Part Advisors, LLC
817-310-0051

Barrett Waller
Barrett@wallerpr.com
918-587-1909

XETA Technologies Announces Agreement to Acquire

Data-Com Telecommunications

BROKEN ARROW, Okla., Aug. 26, 2010 — XETA Technologies (Nasdaq:XETA), a national provider of converged communications solutions for the enterprise marketplace, today announced a definitive agreement to acquire Data-Com Telecommunications Inc. (“Data-Com”).  Headquartered in New Jersey, Data-Com is a privately held provider of communications equipment, applications and related services.

“Data-Com is a strong regional player with many well-known enterprise customers in the New York City metro area,” said Greg Forrest, CEO of XETA.  “With a sizable service base, this acquisition brings a strong sales and operations team and further scales our business in the region.”

“We are excited to join the XETA team and see significant opportunities to expand customer relationships by utilizing XETA’s national service footprint and incremental product and service offerings,” said Jim McKenna, general manager of Data-Com.

Subject to customary closing conditions, the transaction is targeted to close during XETA’s fourth fiscal quarter.

About XETA Technologies, Inc.

XETA Technologies, Inc., sells, installs and services advanced communication technologies for small, medium and Fortune 1000 enterprise customers. The Company maintains the highest level of technical competencies with multiple vendors, including Avaya/Nortel, Mitel, Hitachi, Samsung, HP, Polycom, Microsoft, Alcatel-Lucent, ShoreTel and Juniper. With a 29-year operating history and over 16,000 customers from coast to coast, XETA has maintained a commitment to extraordinary customer service. The Company’s in-house 24/7/365 contact center, combined with a nationwide service footprint, offers customers comprehensive equipment service programs that ensure network reliability and maximized network up-time. More information about XETA Technologies (Nasdaq: XETA) is available at www.xeta.com.

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About Data-Com Telecommunications, Inc.

Data-Com is a New York metro technology solutions provider offering a full range of communications and networking solutions, including IP telephony, unified messaging, unified communications, carrier and network services, and managed services. Data-Com offers clients a combination of increased customer service, superior flexibility and a high level of technical expertise at competitive rates.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements concerning expectations for the Data-Com acquisition.  These and other forward-looking statements (generally identified by such words as “expects,” “plans,” “believes,” “likely,” “anticipates” and similar words or expressions) reflect management’s current expectations, assumptions, and beliefs based upon information currently available to management. Investors are cautioned that all forward-looking statements are subject to certain risks and uncertainties which are difficult to predict and that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: the risk that closing conditions are not met and the Data-Com deal does not close; the condition of the U.S. economy and its impact on capital spending in the Company’s markets; the successful integration of recently acquired businesses into that of the Company and realization of anticipated synergies and growth opportunities from these transactions; changes in Avaya’s strategies regarding the provision of equipment and services to its customers, and in its policies regarding the availability of tier IV hardware and software support and the negative impact that may have on the Company’s services gross margins as well as on customer satisfaction;  the  Nortel Networks bankruptcy filing including the potential negative impact it may have on the Company’s prepetition accounts receivable claim against Nortel or if Nortel succeeds in bringing a preference claim against the Company; unpredictable quarter to quarter revenues;  continuing success of our Mitel product  and service offerings; the Company’s ability to maintain and improve upon current gross profit margins; intense competition and industry consolidation; dependence upon a few large wholesale customers for the recent growth in the Company’s Managed Services offering; and the availability and retention of revenue professionals and certified technicians. Additional factors that could affect actual results are described in the “Risk Factors” section of the Company’s Form 10-K and Form 10-Q filings with the SEC.